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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 17, 2006
                                                           ------------

                            AMERICAN MOLD GUARD, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       CALIFORNIA                   001-32862                   74-3077656
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    (STATE OR OTHER             (COMMISSION FILE             (IRS EMPLOYER
    JURISDICTION OF                  NUMBER)                IDENTIFICATION NO.)
     INCORPORATION)


                        30200 RANCHO VIEJO ROAD, SUITE G
                     SAN JUAN CAPISTRANO, CALIFORNIA, 92675
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 240-5144
                                                           --------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

ITEM 8.01: OTHER EVENTS.

         On May 18, 2006, American Mold Guard, Inc. ("AMGI") issued a press release announcing that Paulson Investment Company, Inc., the representative of the several underwriters of its initial public offering that was effective April 26, 2006, has exercised its overallotment option and will purchase an additional 100,000 Units. The closing is scheduled for Tuesday, May 23, 2006. The gross proceeds from the exercise of the option will be $1.3 million and the net proceeds to the company, after the underwriting discount, will be approximately $1.2 million. The total number of Units initially covered by the overallotment option was 202,500 and the option expires June 10, 2006.


ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:
 EXHIBIT
 NUMBER                                       DESCRIPTION

  99.1                             Press release dated May 18, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            American Mold Guard, Inc.


Dated:  May 19, 2006                        By:   /s/ Paul B. Bowman
                                               --------------------------------
                                                Paul B. Bowman,
                                                Chief Financial Officer

    AMERICAN MOLD GUARD, INC. ANNOUNCES PAULSON INVESTMENT COMPANY, INC. HAS
          EXERCISED ITS OVERALLOTMENT OPTION TO PURCHASE 100,000 UNITS

San Juan Capistrano, CA, May 18, 2006 - American Mold Guard, Inc. (Nasdaq:
AMGIU; BSE: AMGI), a provider of mold prevention services to the residential real estate construction industry, today announced that Paulson Investment Company, Inc., the representative of the several underwriters of its initial public offering that was effective April 26, 2006, has exercised its overallotment option and will purchase an additional 100,000 Units. The closing is scheduled for Tuesday, May 23, 2006. The gross proceeds from the exercise of the option will be $1.3 million and the net proceeds to the company, after the underwriting discount, will be approximately $1.2 million.

Each Unit includes two shares of the company's common stock, two Class A redeemable common stock purchase warrants and two Class B common stock purchase warrants. The exercise price of the Class A Warrants is $9.75 per share and the exercise price of the Class B Warrants is $13.00 per share. Beginning October 26, 2006 the company will have the right to redeem the Class A Warrants for $0.25 per warrant, upon 30 days written notice, at any time after the closing price for its common stock for any five consecutive trading days, as reported on the Nasdaq Capital Market, equals or exceeds $13.00 per share. Beginning October 26, 2006 the company will have the right to redeem the Class B Warrants for $0.25 per warrant, upon 30 days written notice, at any time after the its gross revenues, as confirmed by audit, for any consecutive 12 month period equals or exceeds $20 million.

The total number of Units initially covered by the overallotment option was 202,500 and the option expires June 10, 2006.

ABOUT AMERICAN MOLD GUARD, INC.
Founded in 2002, American Mold Guard, Inc. is an industry leader in the field of mold prevention services. Its services are primarily focused on the residential real estate construction industry in California, Texas, Florida and Louisiana. Its customers include many of the largest national and regional home builders.
Visit: www.americanmoldguard.com

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS TO BE MATERIALLY DIFFERENT FROM ANY HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSES OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. IN PARTICULAR, AMERICAN MOLD GUARD MAKES NO REPRESENTATIONS THAT THE CLOSING FOR THE 100,000 UNITS WILL OCCUR OR THAT PAULSON INVESTMENT COMPANY WILL EXERCISE THE BALANCE OF ITS OPTION. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

Contact:

Paul Bowman
American MoldGuard, Inc.
949-240-5144
paulb@americanmoldguard.com

Investor Relations Contact:
Tony Schor, President
Investor Awareness, Inc.
847-945-2222
www.investorawareness.com